EXHIBIT 10.2

SECOND MODIFICATION AGREEMENT

THIS SECOND MODIFICATION AGREEMENT (the "Second Modification Agreement") is made and entered into as of November 30, 2007 by and between Save the World Air, Inc. (the "Company") and the individuals and entities whose signatures are set forth below at the end of this Second Modification Agreement (the "Investors").

WHEREAS, pursuant to the Confidential Private Placement Memorandum dated January 12, 2007, (the "Offering Memorandum"), the Company entered into promissory notes (the "Notes") with the Investors pursuant to which the Company borrowed a total of $400,000 from the Investors; and

WHEREAS, among other things, the Company was obligated to file a registration statement (the "Registration Statement") registering the Conversion Shares and Warrant Shares on or before July 2, 2007, and such Registration Statement was not filed by such date, resulting in certain consequences thereafter; and

WHEREAS, the Company and the Investors on August 29, 2007 entered into a Modification Agreement (the "Modification Agreement") which extended the date to file the Registration Statement to November 30, 2007; increased the interest rate to 18% effective August 1, 2007; reduced the Conversion Price to $0.45 per share and provided for the issuance of Additional Warrants and Delay Warrants each in an amount equal to 50% of the Warrants originally issued. The Additional Warrants and the Delay Warrants are exercisable immediately upon issuance, shall remain exercisable for a period of five years from the date of issuance at an exercise price of $0.45 per share. The Company and the Investors now desire to modify further certain of the terms and provisions of the Notes as set forth in this Second Modification Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Company and the Investors agree as follows:

1. Definitions.

All terms not defined herein shall have the meaning ascribed to them in the Offering Memorandum and the Modification Agreement dated August 29, 2007.

2. Waved Interest.

In consideration of this Second Modification Agreement, the Investors agree to forgive all accrued interest on their Notes, from the date of issuance through December 14, 2007.

3. Note Repayment.

On December 14, 2007, the Company shall pay all Investors 50% of the principal amount of their original Notes which equals to a total cash repayment of $200,000.00. Additionally, in repayment of the other 50% of the principal amount of the original Notes, on December 14, 2007 the Company shall issue to Investors a total of 1,060,000 shares of the Company's Common Stock, $0.001 par value (the "Conversion Shares").

4. Note Cancellation.

Concurrently with the cash payment and the Conversion Share issuance in accordance with section 3 above, the original of the Notes shall be delivered to the Company, whereupon they shall be marked and deemed cancelled and of no further force or effect.

5. No Registration Rights.

The Company shall not be required to, and shall not, file a Registration Statement with the Securities and Exchange Commission (the "SEC") or any state securities agency to register or qualify the Notes, the Warrants, the Conversion Shares or the Warrant Shares. Conversion Shares and Warrant Shares when issued will be deemed restricted securities and bear appropriate legends.

6. Warrants Provisions Unaffected.

The terms and conditions of the Warrants, to the extent not expressly amended in this Second Modification Agreement, shall remain in full force and effect. More specifically, besides the original Warrant and the Additional Warrants, the Company shall also issue the Delay Warrants as described in the Modification Agreement dated August 29, 2007.

7. Conflict.

In the event of any conflict between the terms and conditions of the Modification Agreement and the Second Modification Agreement, this Second Modification Agreement shall control.

8. Counterparts.

This Second Modification Agreement may be executed in counterpart copies, all of which taken together shall be deemed to be a single agreement.

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IN WITNESS WHEREOF, each of the Company and the Investors has caused this Second Modification Agreement to be executed as of the date first set forth hereinabove.

THE COMPANY:

SAVE THE WORLD AIR, INC.

/s/CHARLES R. BLUM
Name: Charles R. Blum
Title: President and Chief Executive Officer

INVESTORS:

/s/ Phillip A. Cole
Name: Phillip A. Cole

/s/ Richard Bins
Name: Richard Bins

/s/ Lois Bins
Name: Lois A. Bins

/s/ Henry Arnebold
Name: Henry Arnebold

/s/ Nancy Arnebald
Name: Nancy Arnebold

/s/ Frank Jordan
Name: Frank Jordan

/s/ Robert Katz
Name: Robert Katz

/s/ Jan Fredriksson
Name: Jan Fredriksson

/s/ Earl Pomberg
Name: Earl Pomberg

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